Exhibit A

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of ALX Oncology Holdings Inc. is filed on behalf of each of the undersigned.

Date:	July 30, 2020

Lightstone Ventures, L.P.
Lightstone Ventures (A), L.P.

By:	LSV Associates, LLC
Its:	General Partner

By:	/s/ Travis Boettner
Travis Boettner, Attorney-in-Fact

LSV Associates, LLC

By:	/s/ Travis Boettner
Travis Boettner, Attorney-in-Fact

Lightstone Ventures II, L.P.
Lightstone Ventures II (A), L.P.

By:	LSV Associates II, LLC
Its:	General Partner

By:	/s/ Travis Boettner
Travis Boettner, Attorney-in-Fact

LSV Associates II, LLC

By:	/s/ Travis Boettner
Travis Boettner, Attorney-in-Fact

/s/ Travis Boettner
Travis Boettner, Attorney-in-Fact for Michael A. Carusi

/s/ Travis Boettner
Travis Boettner, Attorney-in-Fact for Jean M. George

/s/ Travis Boettner
Travis Boettner, Attorney-in-Fact for Henry A. Plain, Jr.

/s/ Travis Boettner
Travis Boettner, Attorney-in-Fact for Jason W. Lettmann

19.